UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2021

TIMBER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37411	59-3843182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Allen Road, Suite 401

Basking Ridge, NJ 07920

(Address of principal executive offices)

Registrant’s telephone number, including area code: (914) 205-3481

50 Tice Blvd, Suite A26

Woodcliff Lake, NJ 07677

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	TMBR	The NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 10, 2021, Timber Pharmaceuticals, Inc., a Delaware corporation (the “Company”) entered into a lease agreement with SIG 110 LLC, a New Jersey limited liability company (the “Landlord”), pursuant to which the Company agreed to lease from the Landlord certain premises (the “Premises”) located at 110 Allen Road, Suite 401, Basking Ridge, New Jersey, to be used for general, administrative and executive offices, and uses ancillary thereto (the “Lease Agreement”). The Premises will serve as the Company’s new corporate headquarters.

The Premises consist of approximately 3,127 leasable square feet. The initial term of the Lease Agreement (the “Term”) is for a period of 24 months and commenced on March 10, 2021. The base rent for the Premises, payable monthly, is (i) $4,960.50 for the first twelve months of the Term and (ii) $6,514.58 for the remaining twelve months of the Term. The Company also will be responsible for its pro rata share of any operating expenses, taxes and insurance expenses incurred by the Landlord in connection with the office building in which the Premises are located as well as certain utility expenses. The Lease Agreement also contains customary default provisions allowing the Landlord to terminate the Lease Agreement if the Company fails to cure certain breaches of its obligations under the Lease Agreement within a specified period of time. In addition, the Company will be obligated to indemnify the Landlord for certain losses incurred in connection with the Company's use and occupancy of the Premises. Concurrent with the execution of the Lease Agreement, the Company paid the Landlord a security deposit of $13,000.

The summary of the Lease Agreement does not purport to be complete and is qualified in its entirety by reference to full text of the Lease Agreement, a copy of which is filed as Exhibit 10.1 to this Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 above is incorporated by reference into this Item 2.03, and is qualified in its entirety by reference to the full text of the Lease Agreement, a copy of which is filed as Exhibit 10.1 to this Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Lease Agreement, effective as of March 10, 2021, by and between Timber Pharmaceuticals, Inc. and SIG 110 LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Timber Pharmaceuticals, Inc.

Date: March 16, 2021	By:	/s/ John Koconis
	Name:	John Koconis
	Title:	Chief Executive Officer